EXHIBIT 10.01

CERIDIAN CORPORATION

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

(As Amended on April 27, 2007)

1.                                       Purpose.

The purpose of the Ceridian Corporation Non-employee Director Compensation Program (the “Program”) is to advance the interest of the Company, and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors, to increase the proprietary interests of such non-employee directors in the Company’s long-term success and their identification with the interests of the Company’s stockholders.  All Awards that are part of the compensation paid or deferred pursuant to this Program are awarded pursuant to the terms of the applicable Stock Plan and any applicable Award Agreement.  The Program is designed and intended to comply with Rule 16b-3 of the Exchange Act.  The Program is also intended to comply in form and operation with Section 409A of the Code.

2.                                       Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1           “Affiliate” means all persons with whom the Company would be considered a single employer under Section 414(b) or 414(c) of the Code.

2.2           “Annual Retainer” means the annual Board retainer payable to an Eligible Director for services as a member of the Board during the calendar year, excluding any Board Chair Retainer paid to the Board Chair during the calendar year and/or any Committee Chair Retainer paid to an Eligible Director for serving as the chair of a committee during the calendar year.  The amount of the Annual Retainer is set forth on Exhibit A hereto, and may be amended from time to time by the Board or the Committee.

2.3           “Annual Retainer Election” means the election made or deemed to have been made by an Eligible Director relating to the Eligible Director’s Annual Retainer, Board Chair Retainer and/or Committee Chair Retainer, as provided in Section 7.1 hereof.

2.4           The “Average Market Price” of a share of Common Stock means the average of the closing sale prices of a share of Common Stock, at the end of the regular trading session, which as of the Effective Date is 4:00 p.m., New York City time, as reported on the New York Stock Exchange Composite Tape for the ten trading days immediately prior to the date as of which the Average Market Price is being determined.

2.5           “Award” means an Option, Restricted Stock Award, or Retainer Share Award granted to an Eligible Director pursuant to the Program and the Stock Plan.

2.6           “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an award granted under the Stock Plan.  Each Award Agreement shall be subject to the applicable terms and conditions of the Stock Plan under which such Award Agreement was granted and any other terms and conditions (not inconsistent with such Stock Plan) determined by the Committee.

2.7           “Board” means the Board of Directors of the Company.

2.8           “Board Chair” means any Eligible Director who serves as chair of the Board.

2.9           ‘‘Board Chair Option’’ means a right to purchase shares of Common Stock granted to the Board Chair pursuant to Section 6 of the Program that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.  The amount of shares underlying a Board Chair Option is set forth on Exhibit A hereto, and may be amended from time to time by the Board or the Committee.

2.10         “Board Chair Retainer” means the annual retainer payable to the Board Chair during the calendar year.  The amount of the Board Chair Retainer is set forth on Exhibit A hereto, and may be amended from time to time by the Board or the Committee.

2.11         “Change of Control” shall mean the first of the following events to occur:

(a)           there is consummated a merger or consolidation to which the Company or any direct or indirect subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(b)           the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate of securities of the Company representing 20% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition directly from the Company or any of its subsidiaries, (iii) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (v) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (vi) any acquisition in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, the individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the voting securities of the Company beneficially owned by it on such date, and (vii) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (a) above, does not constitute a Change of Control; or

(c)           there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company ‘s assets, other than a sale or disposition by the Company of all or substantially all of the Company ‘s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(d)           the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

(e)           a change in the composition of the Board such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board.  For purposes of this clause, “Continuity Directors” means those members of the Board who either (i) were directors on January 1, 2006 or (ii) were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the then-existing Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company); or

(f)            such other event or transaction as the Board shall determine constitutes a Change of Control.

2.12         “Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

2.13         “Committee” means the Compensation and Human Resources Committee of the Board, or any successor committee thereto.

2.14         “Committee Chair Retainer” means the annual cash retainer payable to Eligible Directors for service as the chair of committees of the Board during the calendar year.  The amount of the Committee Chair Retainer is set forth on Exhibit A hereto, and may be amended from time to time by the Board or the Committee.

2.15         “Common Stock” means the common stock of the Company, par value $0.01 per share.

2.16         “Company” means Ceridian Corporation, a Delaware corporation.

2.17         “Deferred Shares” shall have the meaning set forth in Section 7.3(a) hereof.

2.18         “Deferred Stock Account” means a book keeping account established and maintained by the Committee to evidence amounts credited with respect to an Eligible Director’s election to receive a portion of his or her Annual Retainer and, if applicable, Board Chair Retainer and/or Committee Chair Retainer in the form of Retainer Deferred Share Awards.

2.19         “Effective Date” means January 1, 2006.

2.20         “Eligible Director” means a director of the Company who is not an employee of the Company or any subsidiary of the Company.

2.21         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.22         “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the closing sale price of a share of the Common Stock, at the end of the regular trading session, which as of the Effective Date is 4:00 p.m., New York City time, as reported on the New York Stock Exchange Composite Tape on that date.

2.23         “Issuance Year” means the calendar year in which the Award was made to an Eligible Director.

2.24         ‘‘Option’’ means a right to purchase shares of Common Stock granted to an Eligible Director pursuant to Section 6 of the Program that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.  The amount of shares underlying an Option is set forth on Exhibit A hereto, and may be amended from time to time by the Board or the Committee.

2.25         “Program” means this Ceridian Corporation Non-Employee Director Compensation Program, as from time to time amended or restated.

2.26         “Restricted Shares” means shares of Common Stock that are the subject of (a) a Restricted Stock Award, and therefore subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of Section 5 of the Program; or (b) a Retainer Restricted Share Award, and therefore subject to the restrictions on transferability and risk of forfeiture imposed by the provisions of Section 7.2 of the Program, as applicable.

2.27         “Restricted Stock Award” means a grant of Restricted Shares to an Eligible Director pursuant to Section 5 of the Program.  The dollar value of a Restricted Stock Award is set forth on Exhibit A hereto, and may be amended from time to time by the Board or the Committee.

2.28         “Retainer Deferred Share Award’’ means that portion of the Annual Retainer and, if applicable, Board Chair Retainer and/or Committee Chair Retainer that an Eligible Director has elected to defer in the form of a credit to the Eligible Director’s Deferred Stock Account pursuant to Section 7.3 of the Program.

2.29         “Retainer Restricted Share Award” means that portion of an Eligible Director’s Annual Retainer and, if applicable, Board Chair Retainer and/or Committee Chair Retainer that the Eligible Director has elected to receive in the form of Restricted Shares pursuant to Section 7.2 of the Program.

2.30         “Retainer Share Award” means a Retainer Deferred Share Award and/or a Retainer Restricted Share Award.

2.31         “Securities Act” means the Securities Act of 1933, as amended.

2.32         “Separation from Service” means a termination of an Eligible Director’s service with the Company and all Affiliates as a director and non-employee consultant/advisor, provided such termination constitutes a “separation from service” within the meaning of Section 409A of the Code, or such other change in the Eligible Director’s relationship with the Company and all Affiliates that constitutes a “separation from service” within the meaning of Section 409A of the Code.

2.33         “Stock Plan” means the then current shareholder-approved stock incentive plan of the Company pursuant to which stock based awards shall be granted to Eligible Directors, which as of the Effective Date is the Ceridian Corporation 2004 Long-Term Stock Incentive Plan.

3.                                       Program Administration.

The Program will be administered by the Committee.  The Committee may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Program, and may pay reasonable compensation for such services.  The Company will pay all costs of administering the Program.  All questions of interpretation of the Program will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Program will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Program or any Award granted under the Program and the Stock Plan.

4.                                       Annual Retainer, Board Chair Retainer, Committee Chair Retainer and Expenses.

4.1           Annual Retainer.  Each Eligible Director is entitled to receive an Annual Retainer.  The portion of the Annual Retainer payable in cash shall be paid in arrears on a quarterly basis on or about the 15th day of March, June, September and December.  In the event an Eligible Director joins the Board during a calendar year, the Eligible Director will receive a pro rata portion of the Annual Retainer and such portion will be paid entirely in cash on a quarterly basis.  In addition, a pro rata portion of the Annual

Retainer payable in cash shall be forfeited if an Eligible Director ceases to be an Eligible Director prior to December 31.

4.2           Board Chair Retainer.  The Board Chair is entitled to receive a Board Chair Retainer.  The portion of the Board Chair Retainer payable in cash shall be paid in arrears on a quarterly basis on or about the 15th day of March, June, September and December.  In the event an Eligible Director becomes Board Chair during a calendar year, such Board Chair will receive a pro rata portion of the Board Chair Retainer and such portion will be paid fifty percent (50%) in cash on a quarterly basis and fifty percent (50%) as a Retainer Restricted Share Award.  In addition, a pro rata portion of the Board Chair Retainer payable in cash shall be forfeited if a Board Chair ceases to be Board Chair prior to December 31.

4.3           Committee Chair Retainer.  The chairs of committees of the Board are each entitled to receive a Committee Chair Retainer.  The portion of any Committee Chair Retainer payable in cash shall be paid in arrears on a quarterly basis on or about the 15th day of March, June, September and December.  In the event an Eligible Director becomes a chair of a committee of the Board during a calendar year, the committee chair will receive a pro rata portion of the Committee Chair Retainer and such portion will be paid entirely in cash on a quarterly basis.  In addition, a pro rata portion of the Committee Chair Retainer payable in cash shall be forfeited if the Eligible Director ceases to be a chair of a committee of the Board prior to December 31.

4.4           Expenses.  Each Eligible Director is entitled to reimbursement for reasonable travel costs of attending Board and committee meetings and other business purposes related to Board membership.  Such reimbursement shall be payable in cash after receipt of proper documentation by the Company from such Eligible Director.

5.                                       New Director Restricted Stock Awards.

5.1           Grants to New Directors.  At such time after the Effective Date as additional Eligible Directors are first elected or appointed to the Board to fill new directorships or to fill vacancies, each such Eligible Director will receive, on a one-time basis on the date of his or her first election or appointment to the Board, a Restricted Stock Award.  The number of Restricted Shares to be awarded to each such Eligible Director pursuant to such Restricted Stock Award shall be determined by dividing the dollar value of the Restricted Stock Award by the Average Market Price calculated on the date of such Eligible Director’s first election or appointment to the Board, and then rounding the result to the nearest 100 shares.  Such Restricted Stock Award shall be awarded under the Stock Plan.  In addition to the terms and conditions set forth below, such Restricted Stock Award shall be subject to the terms and conditions of the Stock Plan and any applicable Award Agreement.

5.2           Restrictions.  Restricted Shares that are awarded to an Eligible Director pursuant to a Restricted Stock Award may not be sold, assigned or otherwise transferred, or subjected to any lien, either voluntarily or involuntarily, by operation of law or otherwise, until such time and only to the extent that such restrictions on transferability have lapsed as provided in this Section 5.2 and in the Award Agreement.  For purposes of this Program, the lapsing of such transferability restrictions is referred to as “vesting,” and Restricted Shares that are no longer subject to such transferability restrictions are referred to as “vested.” Except as otherwise provided in the Award Agreement, 20% of the total number of Restricted Shares subject to a Restricted Stock Award will vest on each of the first five anniversary dates of the date such Restricted Stock Award was granted.

6.                                       Option and Board Chair Option.

6.1           Grant.  Each Eligible Director will be granted on an annual basis, at such time as the Eligible Director is elected or re-elected to the Board by the stockholders of the Company, an Option.  Further, the Board Chair also will be granted on an annual basis, at such time as the Board Chair is elected or re-elected to the Board by the stockholders of the Company, a Board Chair Option.  Such Option and Board Chair Option will be granted only upon such election or re-election of the Eligible Director, and no Option or Board Chair Option will be granted if the Eligible Director is not so elected or re-elected.  Such Option and Board Chair Option shall be awarded under the Stock Plan.  In addition to the terms and conditions set forth below, such Option and Board Chair Option shall be subject to the terms and conditions of the Stock Plan and any applicable Award Agreement.

6.2           Exercise Price, Exercisability and Duration.  The per share price to be paid by an Eligible Director upon exercise of an Option and Board Chair Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant.  Except as otherwise provided in the Award Agreement, one-third of each Option and Board Chair Option will become exercisable on each of the first three anniversaries of its date of grant and will expire and will no longer be exercisable on the fifth anniversary of its date of grant.

7.                                       Payment of Portion of Annual Retainer in Retainer Share Award.

7.1           Annual Retainer Election.

(a)           Each year an Eligible Director must elect to receive at least fifty percent (50%) (or such other greater percentage as the Committee shall determine) and may elect to receive more of his or her Annual Retainer and, if applicable, Board Chair Retainer, in the form of (a) Retainer Restricted Share Awards pursuant to Section 7.2, (b) Retainer Deferred Share Awards pursuant to Section 7.3, or (c) a combination of Retainer Restricted Share Awards and Retainer Deferred Share Awards.  Each year an Eligible Director, if applicable, may elect to receive a portion of his or her Committee Chair Retainer in the form of (a) Retainer Restricted Share Awards pursuant to Section 7.2, (b) Retainer Deferred Share Awards pursuant to 7.3, or (c) a combination of Retainer Restricted Share Awards and Retainer Deferred Share Awards.  In the event that an Eligible Director fails to make a valid Annual Retainer Election, such Eligible Director shall be deemed to have elected to receive (a) fifty percent (50%) (or such other greater percentage as the Committee shall determine) of his or her Annual Retainer and, if applicable, Board Chair Retainer, in the form of Retainer Restricted Share Awards and any balance of his or her Annual Retainer and, if applicable, Board Chair Retainer, in cash and (b) if applicable, one hundred percent (100%) of the Committee Chair Retainer in cash.

(b)           The Annual Retainer Election is made by the Eligible Director by filing, no later than December 31 of each year (or by such other date as the Committee shall determine), an irrevocable election with the Company on a form provided for that purpose.  The Annual Retainer Election shall be effective with respect to the Annual Retainer, Board Chair Retainer and Committee Chair Retainer payable with respect to services performed during the next calendar year.  The Annual Retainer Election form shall specify an amount to be received in the form of Retainer Restricted Share Awards and/or Retainer Deferred Share Awards expressed as a dollar amount or as a percentage of the Eligible Director’s Annual Retainer and, if applicable, Board Chair Retainer and Committee Chair Retainer.  The issuance of such a Retainer Restricted Share Award or Retainer Deferred Share Award shall be in lieu of payment of that portion of the Annual Retainer, Board Chair Retainer and Committee Chair Retainer in cash.

7.2           Retainer Restricted Share Awards.

(a)           On the first trading day of the calendar year, an Eligible Director shall be granted a Retainer Restricted Share Award equal to the number of shares of Common Stock determined by dividing an amount equal to the amount of the Annual Retainer and, if applicable, the Board Chair Retainer and/or the Committee Chair Retainer that the Eligible Director elected to receive (or is deemed to have elected to receive) in the form of a Retainer Restricted Share Award by the Average Market Price calculated on the first trading day of the calendar year, rounded up to the nearest whole share.

(b)           If an Eligible Director becomes Board Chair during the year, the Board Chair shall be granted a Retainer Restricted Share Award equal to the number of shares of Common Stock determined by dividing an amount equal to fifty percent (50%) of the pro rata portion of the Board Chair Retainer by the closing price of a share of Common Stock, at the end of the regular trading session, which as of the Effective Date is 4:00 p.m., New York City time, as reported on the New York Stock Exchange Composite Tape on the date the Eligible Director was elected Board Chair, rounded up to the nearest whole share.

(c)           Any Retainer Restricted Share Award shall be awarded under the Stock Plan.  In addition to the terms and conditions set forth below, such Retainer Restricted Share Award shall be subject to the terms and conditions of the Stock Plan and any applicable Award Agreement.

(d)           Shares subject to a Retainer Restricted Share Award may not be sold, assigned or otherwise transferred, or subjected to any lien, either voluntarily or involuntarily, by operation of law or otherwise, until the Eligible Director’s service with the Company ceases.  In the event (1) an Eligible Director’s service with the Company ceases prior to December 31 of the Issuance Year, (2) a Board Chair who was Board Chair at the beginning of the Issuance Year ceases to serve as Board Chair prior to December 31 of the Issuance Year, or (3) a chair of a Committee ceases to serve as a Committee chair prior to December 31 of the Issuance Year (unless any such cessation of service occurs following a Change of Control), a portion of the shares subject to a Retainer Restricted Share Award will be forfeited in an amount equal to the number of shares subject to such Retainer Restricted Share Award multiplied by a fraction, the numerator of which is the number of days remaining in the Issuance Year after the date of such Eligible Director’s service with the Company ceases (or after the Board Chair or committee chair ceases to serve as Board Chair or committee chair) and the denominator of which is 365, rounded down to the nearest whole share.  In the event a Board Chair who became Board Chair during the Issuance Year ceases to serve as Board Chair prior to December 31 of the Issuance Year (unless such cessation of service occurs following a Change of Control), a portion of the shares subject to a Retainer Restricted Share Award will be forfeited in an amount equal to the number of shares subject to such Retainer Restricted Share Award multiplied by a fraction, the numerator of which is the number of days remaining in the Issuance Year after the date of termination of service or the date the Board Chair ceases to be Board Chair and the denominator of which is 365 less the total number of days from the beginning of the Issuance Year to the date the Eligible Director became Board Chair, rounded down to the nearest whole share.

7.3           Retainer Deferred Share Awards.

(a)           On the first trading day of the calendar year, an Eligible Director shall receive a credit to his or her Deferred Stock Account equal to the number of shares of Common Stock (“Deferred Shares”) determined by dividing an amount equal to the amount of the Annual Retainer and, if applicable, the Board Chair Retainer and/or the Committee Chair Retainer that the Eligible Director elected to receive in the form of a Retainer Deferred Share Award by the Average Market Price calculated on the first trading day of the calendar year, rounded up to the nearest whole share.  Any such Retainer Deferred Share Award shall be awarded under the Stock Plan.  In addition to the terms and conditions set forth below, such Retainer Deferred Share Award shall be subject to the terms and conditions of the Stock Plan; provided, however, that the terms and conditions set forth below shall be deemed to constitute the Award Agreement with respect to any Retainer Deferred Share Award and no separate, executed Award Agreement shall be required under the terms of the Program or the Stock Plan.

(b)           In the event (1) an Eligible Director incurs a Separation from Service prior to December 31 of the Issuance Year, (2) a Board Chair who was Board Chair at the beginning of the Issuance Year ceases to serve as Board Chair prior to December 31 of the Issuance Year, or (3) a chair of a Committee ceases to serve as a Committee chair prior to December 31 of the Issuance Year (unless any such cessation of service occurs following a Change of Control), a portion of the Deferred Shares credited to the Eligible Director’s Deferred Stock Account will be forfeited in an amount equal to the Deferred Shares multiplied by a fraction, the numerator of which is the number of days remaining in the Issuance Year after the date of such Eligible Director’s Separation from Service (or after the Board Chair or committee chair ceases to serve as Board Chair or committee chair) and the denominator of which is 365, rounded down to the nearest whole share.  In the event a Board Chair who became Board Chair during the Issuance Year ceases to serve as Board Chair prior to December 31 of the Issuance Year (unless such cessation of service occurs following a Change of Control), a portion of the Deferred Shares credited to the Eligible Director’s Deferred Stock Account will be forfeited in an amount equal to the Deferred Shares multiplied by a fraction, the numerator of which is the number of days remaining in the Issuance Year after the date of termination of service or the date the Board Chair ceases to be Board Chair and the denominator of which is 365 less the total number of days from the beginning of the Issuance Year to the date the Eligible Director became Board Chair, rounded down to the nearest whole share.

(c)           Each time a cash dividend is paid on the Common Stock, the Eligible Director shall receive a credit to his or her Deferred Stock Account equal to that number of shares of Common Stock (rounded to the nearest whole share) having a Fair Market Value on the dividend payment date equal to the amount of the cash dividend payable on the number of shares credited to the Eligible Director’s Deferred Stock Account on the dividend record date.  Each time there is a change in the number or character of the Common Stock (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination, repurchase or exchange of shares or otherwise), the Eligible Director shall receive a credit to his or her Deferred Stock Account equal to that change in number or character of the Common Stock.

(d)           At the time of making the Annual Retainer Election, each Eligible Director shall also complete a deferral payment election specifying one of the payment options described in Section 7.3(e) below with respect to the Deferred Shares subject to such Annual Retainer Election.

(e)           An Eligible Director may elect to receive payment of his or her Deferred Stock Account in a lump sum on January 10 of the year (or the first business day thereafter) following the Eligible Director’s Separation from Service on the Board or in five, ten or fifteen annual installments beginning on January 10 of the year (or the first business day thereafter) following the Eligible Director’s Separation from Service.  If an Eligible Director fails to make a deferral payment election, such Eligible Director shall be deemed to have elected a single lump sum payment.  All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share.  If an Eligible Director elects to receive installment payments from his or her Deferred Stock Account, the amount of each installment payment shall be computed as the number of shares credited to the Eligible Director’s Deferred Stock Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (i.e., five, ten or fifteen) minus the number of installments previously paid.  Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of shares then credited to the Eligible Director’s Deferred Stock Account, together with cash in lieu of any fractional share.

(f)            An Eligible Director may elect to change the form of his or her distribution after making his or her Annual Retainer Election (other than on account of a Change in Control under Section 7.3(i)), provided (i) the Eligible Director makes such election in accordance with rules established by the Committee at least 12 months prior to the date that the Eligible Director’s first scheduled payment was to begin, (ii) the election may not take effect until at least 12 months after the date on which a completed election is filed with the Committee, and (iii) the election defers commencement of the benefit at least 5 years beyond the date payment otherwise would have been made or commenced, except with respect to payments on account of death.  An installment distribution shall be treated as a single payment for purposes of this Section 7(f).

(g)           If an Eligible Director dies before receiving all payments to which he or she is entitled under this Section 7.3 of the Program, payment shall be made in the form elected by the Eligible Director to the beneficiary designated by the Eligible Director on a form provided for that purpose and delivered to and accepted by the Committee or, in the absence of a valid designation or if the designated beneficiary does not survive the Eligible Director, to such Eligible Director’s estate.

(h)           No right to receive payments under this Section 7.3 of the Program nor any shares of Common Stock credited to an Eligible Director’s Deferred Stock Account shall be assignable or transferable by an Eligible Director other than by will or the laws of descent and distribution.  The designation of a beneficiary by an Eligible Director pursuant to Section 7.3(g) does not constitute a transfer.

(i)            Notwithstanding anything to the contrary set forth in the Program, upon the occurrence of a Change of Control of the Company, then if, and only if, such Change of Control is determined by the Committee to be a “change of control” within the meaning of Section 409A of the Code, credits to an Eligible Director’s Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the Eligible Director or the Eligible Director’s beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

8.                                       Rights of Eligible Directors.

8.1           Service as a Director.  Nothing in the Program nor the Stock Plan will interfere with or limit in any way the right of the stockholders of the Company to remove an Eligible Director, and neither the Program nor the Stock Plan, nor the granting of an Award nor any other action taken pursuant to the Program or Stock Plan, will constitute or be evidence of any agreement or understanding, express or implied, that the stockholders of the Company will re-elect an Eligible Director for any period of time or at any particular rate of compensation.

8.2           Non-Exclusivity of the Program.  Nothing contained in the Program is intended to create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements for non-employee directors as the Board may deem necessary or desirable.

9.                                       Securities Law and Other Restrictions.

Notwithstanding any other provision of the Program or any agreements entered into pursuant to the Program, the Company will not be required to issue any shares of Common Stock under this Program, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the Program, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

10.                                 Program Effective Date, Duration, Amendment, Modification and Termination.

The Program shall be deemed effective as of the Effective Date and shall continue in full force and effect until suspended or terminated by the Committee or the Board.  The Committee or the Board may suspend or terminate the Program or any portion thereof at any time, and may amend the Program from time to time in such respects as the Committee or the Board may deem advisable in order that Awards under the Program will conform to any change in applicable laws or regulations or in any other respect the Committee or the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Program will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to the rules of the New York Stock Exchange or any similar regulatory body.  Payments of amounts due under Section 7.3 may not be accelerated on account of a termination of the Program unless and only to the extent permitted under Section 409A of the Code.

11.                                 Stock Plan.

Notwithstanding anything stated to the contrary herein, all Awards granted pursuant to the Program shall be awarded under, and in accordance with, the terms of the Stock Plan.

12.                                 Miscellaneous.

12.1         Governing Law.  Notwithstanding conflict of law provisions, the validity, construction, interpretation, administration and effect of the Program and any rules, regulations and actions relating to the Program will be governed by and construed exclusively in accordance with the laws of the State of Delaware.

12.2         Successors and Assigns.  The Program will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.

12.3         No Representation or Warranty.  The Company makes no representation or warranty regarding the tax consequences relating to any Award, and the Company recommends that the Eligible Director consult with his or her own advisors before making any determination regarding the election to receive, exercise or the sale of an Award.

12.4         Unfunded Program.  The Program shall be unfunded and shall not create (or be construed to create) a trust or separate fund or funds.  The Program shall not establish any fiduciary relationship between the Company and any Eligible Director or other person.  To the extent any person holds any rights by virtue of a grant under the Program, such rights shall be no greater than the rights of an unsecured general creditor of the Company.  If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations under Section 7.3 of the Program (there being no obligation to do so), whether in a grantor trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Eligible Director nor any beneficiary of any Eligible Director shall have a legal, beneficial, or security interest therein.

EXHIBIT A

Annual Retainer	$65,000

Board Chair Retainer	$130,000

Committee Chair Retainer (Audit)	$15,000

Committee Chair Retainer (Other)	$10,000

Option Award	8,000 shares

Board Chair Option Award	16,000 shares

New Director Restricted Stock Award	$150,000 value

A-1